EXHIBIT 4.6

Transfer of this certificate and the shares represented hereby is restricted by the provisions stated on the reverse hereof.





         NUMBER                                                SHARES

          PFB-1


                         [Logo] SUMMIT LIFE CORPORATION
                             AN OKLAHOMA CORPORATION



This certifies that ______________________________________________ is the record holder of __________ shares of the par value of one tenth of one cent ($.001) each, fully paid, of the SERIES B CONVERTIBLE PREFERRED STOCK of SUMMIT LIFE CORPORATION, transferable only on the books of the Corporation by the record holder hereof, in person or by duly authorized attorney, on the surrender of this certificate properly endorsed or by the record holder hereof on delivery of this certificate, either with proper assignment on the back hereof, or with a separate written assignment accompanying this certificate.

A complete description of the rights, powers, preferences, privileges, and restrictions granted to or imposed on the SERIES B CONVERTIBLE PREFERRED STOCK, as established by the Certificate of Designations relating to such preferred stock and filed with the Secretary of State of the State of Oklahoma on October 10, 2000, will be furnished to any stockholder of the Series B Convertible Preferred Stock on request and without charge at the principal office of the Corporation.

In witness whereof, the Corporation has caused this certificate to be signed by its duly authorized officers, and to be sealed with the seal of the Corporation at Del City, Oklahoma, on _____________________________.


ATTEST:



   /s/ Quinton Hiebert               [SEAL]        /s/ Charles L. Smith
-----------------------------                    -------------------------------
Quinton Hiebert, Secretary                       Charles L. Smith, President

                                      PFB-1



                                   SUMMIT LIFE
                                   CORPORATION


                                   CERTIFICATE
                                       FOR



                                     SHARES

                                       OF

                                 PREFERRED STOCK


                               ------------------
                                      DATED


THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE COMPLETE DESCRIPTION OF THE RIGHTS, POWERS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS GRANTED TO OR IMPOSED ON SUCH SECURITIES AS ESTABLISHED BY THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B CONVERTIBLE PREFERRED STOCK FILED WITH THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA ON OCTOBER 10, 2000, AND INCORPORATED HEREIN BY REFERENCE. A COPY OF SUCH CERTIFICATE OF DESIGNATIONS WILL BE FURNISHED TO ANY STOCKHOLDER OF THE SERIES B CONVERTIBLE PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF THE CORPORATION.


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 AND/OR ANY APPLICABLE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.